EXHIBIT 10.3

EXECUTION COPY

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated as of June 30, 2003 (the “Agreement”), by and between Fog Cutter Capital Group Inc. (the “Company”), with its principal office at 1410 S.W. Jefferson Street, Portland, Oregon 97201 and Andrew A. Wiederhorn, residing at 4311 S.W. Greenleaf Drive, Portland, Oregon 97221 (the “Executive”).

WITNESSETH:

WHEREAS, Executive is currently employed as the Chief Executive Officer of the Company and is also the Chairman of the Board and a director of the Company; and

WHEREAS, the Company and Executive desire to amend and restate the terms of Executive’s employment by the Company as set forth in the Amended and Restated Employment Agreement (the “Prior Employment Agreement”) dated as of September 4, 1999 as amended and restated as of October 1, 2000 and as of December 31, 2001, by and between the Company and the Executive;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

1.                                      TERM OF EMPLOYMENT

Except for earlier termination as provided in Section 7 hereof, Executive’s employment under this Agreement shall be for a three (3) year term (the “Employment Term”) commencing on July 1, 2003 (the “Commencement Date”).  Subject to Section 7 hereof, the Employment Term shall be automatically extended for additional terms of successive two (2) year periods unless the Company or Executive gives written notice of the termination of Executive’s employment hereunder at least one hundred eighty (180) days prior to the expiration of the then current Employment Term.  Executive’s employment under this Agreement (prior to its amendment and restatement) commenced on September 4, 1999.

2.                                      POSITIONS

(a)                                  Executive shall serve as Chief Executive Officer of the Company. Executive shall also serve on the Board of Directors of the Company (the “Board”) as Chairman without additional compensation.  During the Employment Term of this Agreement, the Company shall recommend the Executive for election as a director and as Chairman.

(b)                                 Executive shall report directly to the Board or other managing body of the Company and shall have such duties and authority, consistent with his position as Chief Executive Officer of the Company, as shall be determined from time to time by the Board, provided that Executive shall have authority comparable to that of chief executive officers of United States public companies that are similar in size and business to the Company.

(c)                                  During the Employment Term, Executive shall devote substantially all of his business time, energy, skill and efforts to the performance of his duties and responsibilities hereunder; provided, however, that Executive shall be allowed to (i) serve as a director, employee or consultant of companies solely owned by the Executive or by Executive’s family; (ii) serve as a director of other companies; (iii) engage in charitable activities; and (iv) manage his personal financial and legal affairs.

3.                                      BASE SALARY

Commencing on July 1, 2003, the Company shall pay Executive a base salary at the annual rate of not less than $350,000 during the Employment Term.  Base salary shall be payable in accordance with the usual payroll practices of the Company (including withholding).  Executive’s base salary shall be subject to annual review by the Board in June of each year and may be increased, but not decreased, from time to time upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”).  The base salary determined as aforesaid from time to time shall constitute “Base Salary” for purposes of this Agreement.

4.                                      INCENTIVE COMPENSATION

(a)                                  Bonus

For each fiscal year during the Employment Term, the Company agrees to pay a bonus for such year to Executive in an amount determined by the Compensation Committee (“Bonus”).  Such annual Bonus shall be payable not later than January of the year following the year for which the Bonus was payable or as otherwise may be requested by Executive.  The Company and Executive shall consider whether such Bonus shall be considered by shareholders as and to the extent required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b)                                  Options

In addition to the stock options (the “Initial Options”) previously granted to Executive on shares of the Company’s common stock (the “Common Stock”) under the Company’s Incentive Stock Plan (the “Incentive Stock Plan”), the Executive shall continue to be entitled to participate in the Company’s Incentive Stock Plan and receive nonqualified, incentive or other options (“Options”) to purchase shares of the Company’s Common Stock under the Incentive Stock Plan as determined by the Compensation Committee from time to time provided that the Incentive Stock Plan is approved by the shareholders of the Company to the extent required by Section 162(m) of the Code.  To the extent permitted under applicable law, any Options granted to Executive hereunder (including the Initial Options) may be assigned and transferred by Executive to entities created for or on behalf of Executive’s immediate family for tax planning or other purposes.

(c)                                  Other Compensation

The Company may, upon recommendation of the Compensation Committee, award to Executive such other bonuses and compensation as it deems appropriate and reasonable.

5.                                      EMPLOYEE BENEFITS AND VACATION

(a)                                  During the Employment Term, Executive shall be entitled to (i) participate in all pension, retirement, savings, health, insurance, welfare and other employee benefit plans and arrangements, including, without limitation, any nonqualified deferred compensation plans, maintained by the Company from time to time for the benefit of the senior executives of the Company in accordance with their respective terms as in effect from time to time, and (ii) reasonable use of private aircraft for business-related travel and, to the extent that the Company owns, leases, charters or otherwise has the use of a private aircraft, reasonable use of such private aircraft for personal travel so long as Executive reimburses the Company for the actual cost relating to such personal travel, excluding capital costs (for the avoidance of doubt, actual costs shall include fuel costs, pilot expenses and similar charges relating directly to the personal travel and not include costs associated with owning or chartering the aircraft, insurance costs or other similar capital costs).  To the extent permitted under applicable law, the Company shall not treat as compensation to Executive fringes and perquisites provided to Executive or the items under Section 6 below.

(b)                                  Under the Prior Employment Agreement and prior to the enactment of the Sarbanes-Oxley Act, the Company had loaned specified amounts to Executive (the “Executive Loans”) for various purposes, including the purchase of shares of the Company’s Common Stock.  The Executive Loans will be repaid in accordance with their terms.  The Company and Executive acknowledge that such loans may not be modified or extended without violating the provisions of the Sarbanes-Oxley Act.

(c)                                  During the Employment Term, Executive shall be entitled to vacation each year in accordance with the Company’s policies in effect from time to time, but in no event less than five (5) weeks paid vacation per calendar year.  Executive shall also be entitled to such periods of sick leave as is customarily provided by the Company for its senior executive employees.

6.                                      BUSINESS EXPENSES

The Company shall also promptly reimburse Executive for the travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder, in accordance with the Company’s policies as in effect from time to time.

7.                                      TERMINATION

(a)                                  Termination of an Executive

The employment of Executive under this Agreement shall terminate upon the occurrence of any of the following events:

(i)                                     the death of Executive;

(ii)                                  the termination of Executive’s employment by the Company due to Executive’s Disability pursuant to Section 7(b) hereof;

(iii)                               the termination of Executive’s employment by Executive for Good Reason pursuant to Section 7(c) hereof or non-renewal or expiration of the Employment Term;

(iv)                              the termination of Executive’s employment by the Company without Cause;

(v)                                 the termination of employment by Executive without Good Reason upon sixty (60) days prior written notice;

(vi)                              the termination of employment by Executive for any reason during the period commencing on the date of a Change in Control (as such term is hereinafter defined) and ending on the day immediately prior to the second anniversary of the Change in Control (such period being referred to herein as the “Change in Control Protection Period”);

(vii)                           the termination of Executive’s employment by the Company for Cause pursuant to Section 7(e); or

(viii)                        the retirement of Executive by the Company at or after his sixty-fifth birthday to the extent such termination is specifically permitted as a stated exception from applicable federal and state age discrimination laws based on position and retirement benefits.

For purposes of this Agreement, the term “Change in Control” shall mean (i) any “person” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”), other than Andrew A. Wiederhorn (or his affiliates), the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of common stock of the Company, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in any of clauses (i), (iii) or (iv) of this sentence or a director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than a member of the Board) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least 2/3rds of the directors then still in office who were either directors at the beginning of such two year period or whose elect or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board, (iii) the merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation (provided that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered in the exceptions in clause (i) of this sentence) acquires more than 25 percent of the combined voting power of the Company’s then-outstanding securities shall not constitute a Change in Control) or (iv) approval by the shareholders of the. Company of a-plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least 50 percent or more of the combined voting power of the outstanding voting securities of the Company at the time of such sale.

(b)                                  Disability

If, by reason of the same or related physical or mental reasons, Executive is unable to carry out Executive’s material duties pursuant to this Agreement for more than six (6) months in any twelve (12) consecutive month period (a “Disability”) as determined and certified in writing by two (2) licensed physicians, one of which is Executive’s regular attending physician, the Company may terminate Executive’s employment for Disability upon thirty (30) days prior written notice, by a notice of Disability termination, at any time thereafter during such twelve (12) month period in which Executive is unable to carry out his duties as a result of the same or related physical or mental illness. Such termination shall not be effective if Executive returns to the full time performance of his material duties within such thirty (30) day notice period.

(c)                                  Termination For Good Reason

A Termination for Good Reason means a termination by Executive by written notice given within sixty (60) days after the occurrence of the Good Reason event. For purposes of this Agreement, “Good Reason” shall mean the occurrence or failure to cause the occurrence, as the case may be, without Executive’s express written consent, of any of the following circumstances, unless such circumstances are fully corrected prior to the date of termination specified in the Notice of Termination for Good Reason (as defined in Section 7(d) hereof): (i) any material diminution of Executive’s positions, duties or responsibilities hereunder (except in each case in connection with the termination of Executive’s employment for Cause or Disability or as a result of Executive’s death, or temporarily as a result of Executive’s illness or other absence or as a result of non-renewal or expiration of the Employment Term), or the assignment to Executive of duties or responsibilities that are inconsistent with Executive’s position as Chief Executive Officer; (ii) removal of Executive from, or the non re-election of Executive to, the positions with the Company specified herein; (iii) a relocation of the Company’s principal United States executive offices to a location more than fifty (50) miles from Portland, Oregon, or a relocation of Executive away from such principal United States executive office; (iv) a failure by the Company (A) to continue any bonus plan, program or arrangement in which Executive is entitled to participate (the “Bonus Plans”) as of June 30, 2002, provided that any such Bonus Plans may be modified at the Company’s discretion from time to time but shall be deemed terminated if (x) any such plan does not remain substantially in the form (and substance) in effect prior to such modification and (y) if plans providing Executive with substantially similar benefits are not substituted therefore (“Substitute Plans”), or (B) to continue Executive as a participant in the Bonus Plans and Substitute Plans on at least the same basis (as of June 30, 2003) as to potential amount of the bonus and substantially the same level of criteria for achievability thereof as Executive participated in immediately prior to any change in such plans or awards, in accordance with the Bonus Plans and the Substitute Plans; (v) any material breach by the Company of any material provision of this Agreement; (vi) executive’s removal from or failure to be reelected to the Board or removal or failure to be elected Chairman of the Board; (vii) a failure of any successor to the Company to assume in a writing delivered to Executive upon the assignee becoming such the obligations of the Company hereunder; or (viii) a failure of the Company to deliver an award of Options awarded by the Compensation Committee to Executive in accordance with Section 4 hereof, unless the applicable circumstances under (i) through (viii) are fully corrected prior to the date of termination specified in the notice of termination for Good Reason.

(d)                                  Notice of Termination for Good Reason

A notice of termination for Good Reason shall mean a notice that shall indicate the specific termination provision in Section 7(c) relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination for Good Reason.  The failure by Executive to set forth in the notice of termination for Good Reason any facts or circumstances which contribute to the showing of Good Reason shall not waive any right of Executive hereunder or preclude Executive from asserting such fact or circumstance in enforcing his rights hereunder.  The notice of termination for Good Reason shall provide for a date of termination not less than fifteen (15) nor more than sixty (60) days after the date such notice of termination for Good Reason is given.

(e)                                  Cause

Subject to the notification provisions of Section 7(f) below, Executive’s employment hereunder may be terminated by the Company for Cause.  For purposes of this Agreement, the term “Cause” shall be limited to (i) willful misconduct by Executive with regard to the Company or its business which has a material adverse effect on the Company; (ii) the refusal of Executive to follow the proper written direction of the Board of the Company, provided that the foregoing refusal shall not be “Cause” if Executive in good faith believes that such direction is illegal, unethical, immoral or detrimental to interests of the Company or could otherwise result in a breach by Executive of Executive’s fiduciary duty and promptly so notifies the Board; (iii) Executive being convicted of a felony (other than a felony involving a traffic offense) involving the Company; (iv) the breach by Executive of any fiduciary duty owed by Executive to the Company which has a material adverse effect on the Company; or (v) Executive’s material fraud with regard to the Company.

(f)                                    Notice of Termination for Cause

A notice of termination for Cause shall mean a notice that shall indicate the specific termination provision in Section 7(e) relied upon and shall set forth in reasonable detail the facts and circumstances which provide a basis for termination for Cause.  Further, a notice of termination for Cause shall be required to include a copy of a resolution duly adopted by at least two-thirds (2/3rds) of the entire Board at a meeting of the Board which was called for the purpose of considering such termination and at which Executive  and his representatives had the right to attend and address the Board, finding that, in the good-faith opinion of the Board, Executive engaged in conduct set forth in the definition of “Cause” herein and specifying the particulars thereof in reasonable detail.  The date of termination for a termination for Cause shall be the date indicated in the notice of termination.  Any purported termination for Cause which is held by a court or arbitrator not to have been based on the grounds set forth in this Agreement or not to have followed the procedures set forth in this Agreement shall be deemed a termination by the Company without Cause.

8.                                      CONSEQUENCES OF TERMINATION OF EMPLOYMENT

(a)                                  Death

If Executive’s employment is terminated during the Employment Term by reason of Executive’s death, the employment period under this Agreement shall terminate without further obligations to Executive’s legal representatives under this Agreement except for: (i) any compensation earned but not yet paid, including without limitation, any unpaid Bonus due, any amount of Base Salary or deferred compensation accrued or earned but unpaid, any accrued vacation payable pursuant to the Company’s policies and any unreimbursed business expenses payable pursuant to Section 6 which amounts shall be promptly paid in a lump sum to the trustee of the Tiffany and Andrew Wiederhorn Revocable Trust dated September 22, 1987, as amended; (ii) the product of (x) Executive’s annual Bonus for the fiscal year prior to Executive’s death, multiplied by (y) a fraction, the numerator of which is the number of days of the current fiscal year during which the Executive was employed by the Company, and the denominator of which is 365, which bonus shall be paid when bonuses for such period are paid to the other executives; (iii) full accelerated vesting under all outstanding equity-based and long-term incentive plans (with options remaining outstanding as provided under the applicable stock option plan and a pro rata payment under any long term incentive plans based on actual coverage under such plans at the time payments normally would be made under such plans); (iv) subject to Section 10 hereof, any other amounts or benefits owing to Executive under the then applicable employee benefit plans or policies of the Company, which shall be paid in accordance with such plans or policies; (v) payment on a monthly basis of six months of Executive’s Base Salary on the date of death, which shall be paid to the trustee of the Tiffany and Andrew Wiederhorn Revocable Trust dated September 22, 1987, as amended; (vi) any outstanding Executive Loans shall become due and payable in accordance with their terms; and (vii) payment of COBRA coverage premiums for Executive’s spouse and dependents to the extent, and so long as, they remain eligible for COBRA coverage, but in no event more than three years.  Section 12 hereof shall also continue to apply.

(b)                                  Disability

If Executive’s employment is terminated by reason of Executive’s Disability, Executive shall be entitled to receive (i) the payments and benefits to which his representatives would be entitled in the event of a termination of employment by reason of his death and (ii) all disability benefits provided for under the Company’s employee benefits plans. Section 12 hereof shall also continue to apply.

(c)                                  Termination by Executive for Good Reason or for any reason during the Change in Control Protection Period or Termination by the Company without Cause or non-extension of the term by the Company.

If (i) outside of the Change in Control Protection Period, Executive terminates his employment hereunder for Good Reason during the Employment Term, (ii) a Change in Control occurs and during the Change in Control Protection Period Executive terminates his employment for any reason, (iii) Executive’s employment with the Company is terminated by the Company without Cause, or (iv) Executive’s employment with the Company terminates as a result of the Company giving notice of nonextension of the Employment Term pursuant to Section 1 hereof, Executive shall be entitled to receive (A) in a lump sum within ten (10) business days after such termination (1) three times Executive’s Base Salary in effect of the date of termination, (2) three times the highest annual bonus paid or payable to Executive for any of the previous three completed fiscal years by the Company and its predecessors, (3) any unreimbursed business expenses payable pursuant to Section 6, and (4) any Base Salary, Bonus, vacation pay or other deferred compensation accrued or earned under law or in accordance with the Company’s policies but not yet paid at the date of termination; (B) accelerated full vesting under all outstanding equity-based and long-term incentive plans with Options remaining outstanding as provided under the applicable stock option plan and a pro rata payment under any long term incentive plans based on actual coverage under such plans payment being made at the time payments would normally be made under such plans; (C) subject to Section 10 hereof, any other amounts or benefits due Executive under the then applicable employee benefit plans of the Company as shall be determined and paid in accordance with such plans, policies and practices; (D) three (3) years of additional service and compensation credit (at his then compensation level) for pension purposes under any defined benefit type qualified or nonqualified pension plan or arrangement of the Company, measured from the date of termination of employment and not credited to the extent that Executive is otherwise entitled to such credit during such three (3) year period, which payments shall be made through and in accordance with the terms of the nonqualified defined benefit pension arrangement if any then exists, or, if not, in an actuarially equivalent lump sum (using the actuarial factors then applying in the Company’s defined benefit plan covering Executive); (E) three (3) years of the maximum Company contribution (assuming Executive deferred the maximum amount and continued to earn his then current salary) measured from the date of termination under any type of qualified or nonqualified 401(k) plan (payable at the end of each such year); (F) any outstanding Executive Loans shall become due and payable in accordance with their terms; and (G) payment by the Company of the premiums for the Executive (except in the case of death) and his spouse’s and dependents’ health coverage for three (3) years under the Company’s health plans which cover the senior executives of the Company or materially similar benefits.  Payments under (F) above may, at the discretion of the Company, be made by continuing participation of Executive in the plan as a terminee, by paying the applicable COBRA premium for Executive and his spouse and dependents, or by covering Executive and his spouse and dependents under substitute arrangements, provided that, to the extent Executive incurs tax that he would not have incurred as an active employee as a result of the aforementioned coverage or the benefits provided thereunder, Executive shall receive from the Company an additional payment in the amount necessary so that he will have no additional cost for receiving such items or any additional payment.  In the circumstances described in each of (1) through (4) above, Section 12 hereof shall also continue to apply.  The Company may in its discretion make the payments under (A)(1) above subject to the delivery by Executive of a Waiver and

General Release of Claims in the form attached hereto as Exhibit 1 on the date of termination (subject to any claim or waiver arising between the date hereof and the date of termination).

(d)                                  Termination for Cause or Voluntary Resignation without Good Reason or Retirement

If Executive’s employment hereunder is terminated:

(i)                                     by the Company for Cause,

(ii)                                  by Executive without Good Reason, or

(iii)                               by the Company pursuant to Section 7(a)(viii) hereof, Executive shall be entitled to receive only his Base Salary through the date of termination and any unreimbursed business expenses payable pursuant to Section 6.  In addition, any outstanding Executive Loans shall become due and payable in accordance with their terms.  All other benefits (including, without limitation, Options) due Executive following such termination of employment shall be determined in accordance with the plans, policies and practices of the Company.  In the circumstances described in this Section 8(d), Section 12 hereof shall continue to apply.

(e)                                  Access to Books And Records

Following termination of employment of the Executive, the Company shall permit such Executive reasonable access to retrieve personally (or by his designated representatives) any and all personal files, personal copies of Company files, and property that are stored at the Company. Additionally, subject to reimbursement of any out-of-pocket costs and expenses, the Company shall permit such Executive and his designated representatives and agents reasonable access to all of the Company’s files, books and records, independent accountants and attorneys, as requested by him, subject to any confidentiality agreements in effect between the Executive and the Company.

9.                                      LITIGATION; COOPERATION; CONSULTATION

(a)                                  Executive agrees that for the Employment Term and thereafter, he will reasonably cooperate with the Company and exercise good faith efforts in the defense of any claim or investigation, civil or governmental, brought against Company or any of its current, former or future directors or officers of which Executive has any personal knowledge, and Company agrees it will reimburse Executive’s reasonable out-of-pocket expenses (including attorney’s fees and disbursements and costs) in providing such assistance. In addition, Executive agrees to reasonably provide specific operations information to the Company as reasonably requested in a reasonable and timely manner to assist the Company in continuing and completing job tasks, activities, assignments, and in continuing effective relationships with business partners by responding to reasonable inquiries as needed by telephone at no additional cost to the Company beyond what is provided by this Agreement, including reimbursement of Executive’s reasonable out-of-pocket expenses in providing such information and other assistance.

(b)                                 The Company agrees that, in addition to and without limiting the Company’s obligation hereunder and otherwise, for the Employment Term and thereafter, the Company will reasonably cooperate with Executive and exercise good faith efforts in the defense of any claim or investigation, civil or governmental, brought against Executive of which the Company or its employees, officers or directors have any knowledge.

10.                               NO MITIGATION; NO SET-OFF.

In the event of any termination of employment under Section 8, Executive shall be under no obligation to seek other employment and, except as explicitly set forth herein, there shall be no offset against any amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain. Any amounts due under Section 8 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty. Such amounts are in lieu of any amounts payable under any other salary continuation or cash severance arrangement of the Company and to the extent paid or provided under any other such arrangement shall be offset from the amount due hereunder.

11.                               DETRIMENTAL ACTIVITY

(a)                                  Executive agrees that he will not engage in Detrimental Activity (other than as required or compelled by statute or other law or by court order or subpoena or in connection with court testimony or deposition) during the Employment Term and following the date of Executive’s termination.  For purposes of this Agreement, “Detrimental Activity” shall mean: (i) the disclosure to anyone outside the Company, or the use in any manner other than in the furtherance of the Company’s business, without written authorization from the Company, of any confidential information or proprietary information of the Company (Executive acknowledges and agrees that (i) this is in addition to his obligations under the confidentiality agreement between Executive and the Company dated December 15, 1999 and (ii) such agreement remains in full force and effect); (ii) any attempt, directly or indirectly by Executive of Solicitation (as defined below) within 6 months of the end of the Employment Term; (iii) any conduct by Executive which is Self-Dealing and which would conflict with the Company’s interests; (iv) Executive’s Disparagement (as defined herein), or inducement of others to do so, of the Company or its past and present officers, directors, employees or products; or (v) without written authorization from the Company, during the period ending 3 months after the end of the Employment Term, the rendering of services for any organization, or engaging, directly or indirectly, in any business, which is competitive with the Company; provided, however, that owning a less than 5% interest in a publicly traded company shall not be viewed as breaching clause (v) of the definition of “Detrimental Activity”.  For purposes of this Agreement, “Disparagement” means making comments or statements to the press, the Company’s employees, consultants or any individual or entity with whom the Company has a business relationship or otherwise taking any similar action which could reasonably be expected to adversely affect in any manner: the conduct of the business of the Company (including, without limitation, any products or business plans or prospects); or the business reputation of the Company, or any of its products, or its past or present officers, directors or employees. For purposes of this Agreement, “Solicitation” shall mean recruiting, soliciting or inducing of any nonclerical employee or employees of the Company to terminate his or her employment with, or otherwise cease his or her relationship with, the Company or hiring or assisting another person or entity to hire (including, but not limited to identifying a nonclerical employee to another employer for employment) any nonclerical employee of the Company or any person who within six (6) months before had been a nonclerical employee of the Company; or, soliciting or inducing any customer of the Company to cease his or her relationship with the Company. For purposes of this Agreement, “Self Dealing” means, whether during or after the Employment Term, the use of assets, liabilities or resources of the Company (including assets or liabilities contemplated to be acquired or incurred by the Company at the time of termination) or confidential or proprietary information of the Company by Executive for Executive’s personal benefit, including any such use in the direct or indirect purchase or sale of, or loan or investment of any type in, any assets of the Company by Executive or for Executive’s benefit or between Executive and a third party which is unrelated to the Company, without the Company’s prior written authorization.

(b)                                 The Company agrees that it shall not, and that it shall cause its employees, officers and directors to not, make comments or statements, or induce others to make comments or statements, to the press or any individual or entity which could reasonably be expected to adversely affect in any manner the business or personal reputation of Executive.  The Company agrees that it shall not issue any press release in connection with the termination of Executive’s employment with the Company without Executive’s prior written approval of such press release (other than as required by law or regulation).

12.                               INDEMNIFICATION

(a)                                  The Company agrees that if Executive is made a party to or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit organization, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee, fiduciary or agent while serving as a director, officer, member, employee, fiduciary or agent, he shall be indemnified and held harmless by the Company to the fullest extent authorized by Delaware law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if Executive has ceased to be an officer, director, member, fiduciary or agent, or is no longer employed by the Company, and shall inure to the benefit of his heirs, executors and administrators.

(b)                                 As used in this Agreement, the term “Expenses” shall include, without limitation, damages, losses, judgments, liabilities, fines, penalties, excise taxes, settlements and costs, attorneys’ fees, accountants’ fees, and disbursements and costs of attachment or similar bonds, investigations and any expenses of establishing a right to indemnification under this Agreement.

(c)                                  Expenses incurred by Executive in connection with any Proceeding shall be paid by the Company in advance upon request of Executive and the giving by Executive of any undertakings required by applicable law.

(d)                                 Executive shall give the Company notice of any claim made against him for which indemnity will or could be sought under this Agreement. In addition, Executive shall give the Company such information and cooperation as it may reasonably require and as shall be within Executive’s power and at such times and places as are reasonably convenient for Executive.

(e)                                  With respect to any Proceeding as to which Executive notifies the Company of the commencement thereof:

(i)                                     The Company will be entitled to participate therein at its own expense; and

(ii)                                  Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Executive. Executive also shall have the right to employ his own counsel in such action, suit or proceeding and the fees and expenses of such counsel shall be at the expense of the Company.

(f)                                    The Company shall not be liable to indemnify Executive under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Executive, or which would adversely affect Executive’s reputation or standing in the business community without Executive’s written consent. Neither the Company nor Executive will unreasonably withhold or delay their consent to any proposed settlement.

(g)                                 The right to indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Section 12 shall not be exclusive of any other right which Executive may have or hereafter may acquire under any statute, provision of the certificate of incorporation or by-laws of the Company, agreement, vote of stockholders or disinterested directors or otherwise.

(h)                                 The Company hereunder agrees to obtain officer and director liability insurance policies covering Executive and shall maintain at all times following the Commencement Date and during the Employment Term coverage under such policies in the aggregate with regard to all officers and directors, including Executive, of an amount not less than $10 million.

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14.                               LEGAL AND OTHER FEES AND EXPENSES.

In addition to any other provision of this Agreement, in the event that a claim or payment or benefits under this Agreement is disputed, the Company shall pay all reasonable attorney, accountant and other professional fees and reasonable expenses incurred by Executive in pursuing such claim, unless the claim by Executive is found to be frivolous by any court or arbitrator.

15.                               ARBITRATION

Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted in the City of Portland in the State of Oregon under the Commercial Arbitration Rules then prevailing of the American Arbitration Association and such submission shall request the American Arbitration Association to: (i) appoint an arbitrator experienced and knowledgeable concerning the matter then in dispute; (ii) require the testimony to be transcribed; (iii) require the award to be accompanied by findings of fact and the statement for reasons for the decision; and (iv) request the matter to be handled by and in accordance with the expedited procedures provided for in the Commercial Arbitration Rules. The determination of the arbitrators, which shall be based upon a DE NOVO interpretation of this Agreement, shall be final and binding and judgment may be entered on the arbitrators’ award in any court having jurisdiction. All costs of arbitration, including the costs of the American Arbitration Association and the arbitrator, shall be borne by the Company.

16.                               MISCELLANEOUS

(a)                                  Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Oregon without reference to principles of conflicts of laws.

(b)                                  Entire Agreement/Amendments

This Agreement and the instruments contemplated herein, contain the entire understanding of the parties with respect to the employment of Executive by the Company from and after the Commencement Date and supersedes any prior agreements, whether written or otherwise, between the Company and Executive. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein and therein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c)                                  No Waiver

The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any such waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

(d)                                  Assignment

This Agreement shall not be assignable by Executive. This Agreement shall be assignable, with the consent of Executive, by the Company only to an acquiror of all or substantially all of the assets of the Company, provided such acquiror promptly assumes all of the obligations hereunder of the Company in a writing delivered to Executive and otherwise complies with the provisions hereof with regard to such assumption.

(e)                                  Successors; Binding Agreement; Third Party Beneficiaries.

This Agreement shall inure to the benefit of and be binding upon parties hereto and their personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees legatees and permitted assignees of the parties hereto. If Executive dies while any amount would still be payable hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Agreement to the personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees and permitted assignees of the parties hereto.

(f)                                    Communications

For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when faxed or delivered, and (ii) two business days after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the initial page of this Agreement, provided that all notices to the Company shall be directed to the attention of each of the President, Chief Financial Officer and the Chairman of the Compensation Committee of the Company, or to such other address as any party may have furnished to the other in writing in accordance herewith.  Notice of change of address shall be effective only upon receipt.

(g)                                 Withholding Taxes

The Company may withhold from any and all amounts payable under this Agreement such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation.

(h)                                 Survivorship

The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment.

(i)                                    Counterparts

This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(j)                                    Headings

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

FOG CUTTER CAPITAL GROUP INC.

By:	/s/ R. Scott Stevenson
Name: R. Scott Stevenson SVP/CFO

/s/ Andrew A. Wiederhorn
Andrew A. Wiederhorn, in his individual capacity

EXHIBIT 1

MUTUAL WAIVER AND GENERAL RELEASE OF CLAIMS

To:                              Fog Cutter Capital Group Inc.
1410 S.W. Jefferson Street
Portland, Oregon 97201

1.                                       (a)                                  In consideration for the payment and/or other benefits to be provided me pursuant to my Employment Agreement with the Company dated as of July 1, 2003 (the “Employment Agreement”), I, for myself and for my heirs, executors, administrators, and assigns (hereinafter referred to collectively as “Releasors”), forever release and discharge the Company and any and all of its subsidiaries, divisions, affiliated entities, employee benefit and/or pension plans or funds, successors and assigns, and all of its or their past and present officers, directors, members, shareholders, trustees, agents and employees (hereinafter referred to as the “Entities and Persons”), from any and all claims, demands, cause of action, fees and liabilities of any kind whatsoever, whether known or unknown, which I ever had, or may have, or now have, against the Entities and Persons by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Mutual Waiver and General Release (other than ongoing obligations of the Company or Executive under the Employment Agreement).

(b)                                 In consideration for the delivery of this Mutual Waiver and General Release, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged and agreed, the Company, for itself and for its successors and assigns, forever releases and discharges me and my heirs, executors, administrators and assigns, from any and all claims, demands, causes of action, fees and liabilities of any kind whatsoever, whether known or unknown, which the Company ever had, or may have, or now has, against me or my heirs, executors, administrators or assigns by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter up to and including the date of this Mutual Waiver and General Release and with regard to my termination of employment.

2.                                       Without limiting the generality of the foregoing, this Mutual Waiver and General Release is intended to and shall release the Entities and Persons from any and all claims, whether known or unknown, which Releasors ever had, now have, or may have up to and including the date of this Mutual Waiver and General Release against the Entities and Persons arising out of my employment with the Company, including, but not limited to: (i) any claim under Title VII of the Civil Rights Act, as amended; (ii) any other claim (whether based on federal, state, or local law, statutory or decisional) relating to or arising out of my employment by the Company, or the terms and conditions of such employment; (iii) any claim under the Age Discrimination in Employment Act, as amended; (iv) any claim under applicable state or local law against discrimination; (v) any claim for attorneys’ fees, costs, disbursements and/or the like; or (vi) any claim under, with regard to, or in connection with my Employment Agreement or any agreement or plan with regard to equity, incentive or deferred compensation (other than ongoing obligations of the Company or Executive under the Employment Agreement).

3.                                       Notwithstanding the foregoing, the foregoing release shall not cover rights of indemnification to which I was entitled immediately prior to my termination date under the Company’s Certificate of

Incorporation or By-laws, or Section 12 of the Employment Agreement or otherwise with regard to my service as an officer of the Company.

4.                                       (a)                                  I agree that I will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Section 1(a) above. In addition to the foregoing, except as otherwise prohibited by law, I represent and warrant that I will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding, against any of the Entities and Persons, with respect to any act, event, occurrence, or any alleged failure to act, released hereunder.

(b)                                 The Company hereby agrees that it will not, from any source or proceeding, seek or accept any award or settlement with respect to any claim or right covered by Section 1(b) hereof. In addition to the foregoing, except as otherwise prohibited by law, the Company represents and warrants that it will not sue or commence any proceeding (judicial or administrative), or participate in any action, suit or proceeding, against me or any of my heirs, executors, administrators or assigns with respect to any act, event or occurrence, or any alleged failure to act, released hereunder.

5.                                       The interpretation of this Mutual Waiver and General Release will be governed by the law of the State of New York without reference to principles of conflict of laws. In the event any provision of this Mutual Waiver and General Release shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Mutual Waiver and General Release.

6.                                       This Mutual Waiver and General Release is not intended, and shall not be construed, as an admission that the Entities and Persons or I have violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever.

7.                                       I acknowledge that I have been advised by the Company to consult an attorney before signing this Mutual Waiver and General Release and that I have executed this Mutual Waiver and General Release after having had the opportunity to consult with an attorney of my choice.

8.                                       I further acknowledge that I have read this Mutual Waiver and General Release in full, have had seven (7) days to consider the terms of this Mutual Waiver and General Release, that I fully understand the terms, and that I have knowingly and voluntarily assented to all the terms and conditions contained herein.

9.                                       I further acknowledge that after executing this Mutual Waiver and General Release I have seven (7) days to revoke it by delivery of a Notice of Revocation to the Company prior to the eighth day after execution and delivery by me of the Mutual Waiver and General Release. I understand that if so revoked by me, the Company’s obligations under this Mutual Waiver and General Release are null and void.

10.                                 The parties hereto understand that this Mutual Waiver and General Release, and the Employment Agreement constitute the complete understanding between such parties and that no other promises or agreements shall be binding unless in writing and signed by both such parties.

Dated:	FOG CUTTER CAPITAL GROUP INC.

Signature:	By:

ANDREW A WIEDERHORN